
Part II.  Other information, Item 6a.
                                                             EXHIBIT 11

                                                  COMPUTATION OF EARNINGS PER SHARE
                                              (In thousands, except per share amounts)



                                                                             Three Months Ended               Nine Months Ended
                                                                         December 29,     December 31,   December 29,   December 31,
                                                                             1996            1995             1996           1995
                                                                          --------         --------        --------         --------
Primary:

Weighted average shares outstanding                                         78,527           77,264          78,080           76,892

Net effect of dilutive stock options                                          --              4,098            --              4,967
                                                                          --------         --------        --------         --------

Total                                                                       78,527           81,362          78,080           81,859
                                                                          ========         ========        ========         ========

Net income (loss)                                                         $(42,918)        $ 35,535        $(44,383)        $ 98,662
                                                                          ========         ========        ========         ========

Net income (loss) per share                                               $  (0.55)        $   0.44        $  (0.57)        $   1.21
                                                                          ========         ========        ========         ========

Fully diluted:

Weighted average shares outstanding                                         78,527           77,264          78,080           76,892

Net effect of dilutive stock options                                          --              4,098            --              4,970

Assumed conversion of
   5.5% Convertible Subordinated Notes (Note 1)                               --              7,031            --              5,598
                                                                          --------         --------        --------         --------

Total                                                                       78,527           88,393          78,080           87,460
                                                                          ========         ========        ========         ========

Net income (loss)                                                         $(42,918)        $ 35,535        $(44,383)        $ 98,662

Add:
Convertible subordinated notes interest
  and related expenses, net of taxes (Note 1)                                 --              1,903        $   --              4,399
                                                                          --------         --------        --------         --------

Adjusted net income (loss)                                                $(42,918)        $ 37,438        $(44,383)        $103,061
                                                                          ========         ========        ========         ========

Net income (loss) per share                                               $  (0.55)        $   0.42        $  (0.57)            1.18
                                                                          ========         ========        ========         ========

Note 1: The potential effect of stock options and conversion of the 5.5% Convertible Subordinated Notes have not been included in the primary and fully diluted EPS calculation respectively, for the third quarter and first nine months of fiscal 1997 because the stock options and Notes have an anti-dilutive impact on the calculation.